Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Reports Third Quarter Results

EPS of $0.82, Return on Assets of 1.48% and Return on Common Equity of 14.3%

GREENVILLE, SC – October 19, 2021 - United Community Banks, Inc. (NASDAQ: UCBI) (United) today announced that net income for the third quarter was $73.8 million and pre-tax, pre-provision income was $84.4 million. Diluted earnings per share of $0.82 for the quarter represented an increase of $0.30 or 58%, from the third quarter a year ago, and represented an increase of $0.04 or 5% from the second quarter of 2021. On an operating basis, United’s diluted earnings per share of $0.83 was up 51% over the year ago quarter. United’s GAAP return on assets (ROA) was 1.48% and its return on common equity was 14.3% for the quarter. On an operating basis, United’s ROA was 1.50% and its return on tangible common equity was 18.2%. On a pre-tax, pre-provision basis, operating return on assets was 1.73% for the quarter. The quarter benefited from an allowance release of $11.0 million, reflecting continued improvement in economic conditions and forecasts.

Chairman and CEO Lynn Harton stated, “This has been another strong quarter for United as our economies continued to strengthen even in the face of the Delta variant, increasing prices on many goods, and supply chain delays. Both loan and deposit growth were strong and noninterest income benefited from both another excellent mortgage quarter as well as contributions from our expanded wealth management business.” Harton continued, “On the strategic front, on October 1, we completed the acquisition of Aquesta Financial Holdings, Inc. and Aquesta Bank, accelerating our expansion in Charlotte, and adding the Wilmington, North Carolina market, two of the strongest markets in the Southeast. We are proud that this outstanding team of bankers has joined us and we believe that they are a great fit for United. We also continued to strengthen our Board of Directors with the appointment of Jennifer Bazante, Chief Marketing Officer of Humana Inc. (NYSE: HUM). We believe that digital transformation is supported and enabled by strong branding and marketing and we specifically wanted to bring that experience and thought leadership to our board. We are excited to have Jennifer join United as we continue to grow and build the company.”

Total loans decreased by $200 million during the quarter—impacted by $322 million of Paycheck Protection Program (PPP) loan forgiveness. Excluding the effect of PPP loans, core organic loan growth was 4.5% annualized. Core transaction deposits grew by $490 million during the quarter, or 15.3% annualized, and United’s cost of deposits decreased by 2 basis points to 0.07%. The net interest margin decreased by 7 basis points from the second quarter due mainly to a change in the earning asset mix towards liquid assets.

Third Quarter 2021 Financial Highlights:

•	Net income of $73.8 million and pre-tax, pre-provision income of $84.4 million

•	EPS increased by 58% compared to third quarter 2020 on a GAAP basis and 51% on an operating basis; compared to second quarter 2021, EPS increased by 5% on both a GAAP and operating basis

•	Return on assets of 1.48%, or 1.50% on an operating basis

•	Pre-tax, pre-provision return on assets of 1.70%, or 1.73% on an operating basis

•	Return on common equity of 14.3%

•	Return on tangible common equity of 18.2% on an operating basis

•	A release of provision for credit losses of $11.0 million, which reduced the allowance for loan losses to 0.89% of loans from 0.98% in the second quarter

•	Loan production of $1.2 billion, resulting in core loan growth of 4.5%, annualized for the quarter, excluding the impact of $322 million in PPP loans being forgiven

•	Core transaction deposits were up $490 million, which represents a 15.3% annualized growth rate for the quarter

•	Net interest margin of 3.12% was down 7 basis points from the second quarter, due to continued strong deposit growth and an earning asset mix change toward securities

•	Mortgage closings of $568 million compared to $576 million a year ago; mortgage rate locks of $731 million compared to $910 million a year ago

•	Noninterest income was up $4.3 million on a linked quarter basis, primarily driven by strong mortgage volume and the lack of a significant MSR write-down; it also benefitted from $2.0 million in fees generated by our newly acquired FinTrust wealth manager that closed on July 6

•	Noninterest expenses increased by $1.2 million compared to the second quarter on a GAAP basis and by $850,000 on an operating basis; excluding the FinTrust transaction, operating noninterest expenses improved by $1 million compared to the second quarter

•	Efficiency ratio at historically low levels of 53.1%, or 52.3% on an operating basis

•	Net charge-offs of $551,000 or 2 basis points as a percent of average loans, up 4 basis points from the net recoveries experienced in the second quarter

•	Nonperforming assets of 0.23% of total assets, down 2 basis points compared to June 30, 2021

•	Total loan deferrals of $9 million or 0.1% of the total loan portfolio compared to $18 million or 0.2% in the second quarter

•	Quarterly common shareholder dividend of $0.20 per share declared during the quarter, an increase of 11% year-over-year

•	Completed the acquisition of FinTrust Capital Partners, LLC and its affiliates and subsidiaries with $2.1 billion in assets under management on July 6, 2021

•	Completed the acquisition of Aquesta Financial Holdings, Inc. (“Aquesta”) with $754 million in assets on October 1, 2021; this acquisition is expected to add $0.08 in EPS accretion in 2022 with cost savings fully phased in

•	Announced the proposed acquisition of Reliant Bancorp, Inc. (“Reliant”) with $3.1 billion in assets on July 14, 2021; this acquisition is expected to close in the first quarter of 2022 and add $0.15 in EPS accretion in 2022 and $0.22 in 2023 with cost savings fully phased in

Conference Call

United will hold a conference call on Wednesday, October 20, 2021, at 11 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 1388708. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

UNITED COMMUNITY BANKS, INC.

Selected Financial Information

	2021			2020		Third Quarter	For the Nine Months Ended September 30,		YTD 2021 -
(in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2021 – 2020 Change	2021	2020	2020 Change
INCOME SUMMARY
Interest revenue	$147,675	$145,809	$141,542	$156,071	$141,773		$435,026	$401,925
Interest expense	6,636	7,433	9,478	10,676	13,319		23,547	45,561
Net interest revenue	141,039	138,376	132,064	145,395	128,454	10%	411,479	356,364	15%
(Release of) provision for credit losses	(11,034)	(13,588)	(12,281)	2,907	21,793		(36,903)	77,527
Noninterest income	40,095	35,841	44,705	41,375	48,682	(18)	120,641	114,734	5
Total revenue	192,168	187,805	189,050	183,863	155,343	24	569,023	393,571	45
Expenses	96,749	95,540	95,194	106,490	95,981	1	287,483	261,499	10
Income before income tax expense	95,419	92,265	93,856	77,373	59,362	61	281,540	132,072	113
Income tax expense	21,603	22,005	20,150	17,871	11,755	84	63,758	27,485	132
Net income	73,816	70,260	73,706	59,502	47,607	55	217,782	104,587	108
Merger-related and other charges	1,437	1,078	1,543	2,452	3,361		4,058	4,566
Income tax benefit of merger-related and other charges	(328)	(246)	(335)	(552)	(519)		(909)	(788)
Net income - operating (1)	$74,925	$71,092	$74,914	$61,402	$50,449	49	$220,931	$108,365	104

Pre-tax pre-provision income (5)	$84,385	$78,677	$81,575	$80,280	$81,155	4	$244,637	$209,599	17

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$0.82	$0.78	$0.82	$0.66	$0.52	58	$2.42	$1.25	94
Diluted net income - operating (1)	0.83	0.79	0.83	0.68	0.55	51	2.45	1.29	90
Cash dividends declared	0.20	0.19	0.19	0.18	0.18	11	0.58	0.54	7
Book value	23.25	22.81	22.15	21.90	21.45	8	23.25	21.45	8
Tangible book value (3)	18.68	18.49	17.83	17.56	17.09	9	18.68	17.09	9
Key performance ratios:
Return on common equity - GAAP (2)(4)	14.26%	14.08%	15.37%	12.36%	10.06%		14.55%	8.11%
Return on common equity - operating (1)(2)(4)	14.48	14.25	15.63	12.77	10.69		14.77	8.40
Return on tangible common equity - operating (1)(2)(3)(4)	18.23	17.81	19.68	16.23	13.52		18.55	10.76
Return on assets - GAAP (4)	1.48	1.46	1.62	1.30	1.07		1.52	0.93
Return on assets - operating (1)(4)	1.50	1.48	1.65	1.34	1.14		1.54	0.97
Return on assets - pre-tax pre-provision (4)(5)	1.70	1.64	1.80	1.77	1.86		1.71	1.89
Return on assets - pre-tax pre-provision, excluding merger- related and other charges (1)(4)(5)	1.73	1.67	1.83	1.82	1.93		1.74	1.93
Net interest margin (fully taxable equivalent) (4)	3.12	3.19	3.22	3.55	3.27		3.17	3.55
Efficiency ratio - GAAP	53.11	54.53	53.55	56.73	54.14		53.72	55.30
Efficiency ratio - operating (1)	52.33	53.92	52.68	55.42	52.24		52.97	54.34
Equity to total assets	10.89	11.04	10.95	11.29	11.47		10.89	11.47
Tangible common equity to tangible assets (3)	8.53	8.71	8.57	8.81	8.89		8.53	8.89

ASSET QUALITY
Nonperforming loans	$44,923	$46,123	$55,900	$61,599	$49,084	(8)	$44,923	$49,084	(8)
Foreclosed properties	412	224	596	647	953		412	953
Total nonperforming assets ("NPAs")	45,335	46,347	56,496	62,246	50,037	(9)	45,335	50,037	(9)
Allowance for credit losses - loans	99,620	111,616	126,866	137,010	134,256	(26)	99,620	134,256	(26)
Net charge-offs	551	(456)	(305)	1,515	2,538		(210)	16,801
Allowance for credit losses - loans to loans	0.89%	0.98%	1.09%	1.20%	1.14%		0.89%	1.14%
Net charge-offs to average loans (4)	0.02	(0.02)	(0.01)	0.05	0.09		—	0.22
NPAs to loans and foreclosed properties	0.41	0.41	0.48	0.55	0.42		0.41	0.42
NPAs to total assets	0.23	0.25	0.30	0.35	0.29		0.23	0.29

AVERAGE BALANCES ($ in millions)
Loans	$11,205	$11,617	$11,433	$11,595	$11,644	(4)	$11,417	$10,088	13
Investment securities	5,122	4,631	3,991	3,326	2,750	86	4,587	2,560	79
Earning assets	18,078	17,540	16,782	16,394	15,715	15	17,473	13,498	29
Total assets	19,322	18,792	18,023	17,698	17,013	14	18,717	14,718	27
Deposits	16,637	16,132	15,366	15,057	14,460	15	16,050	12,490	29
Shareholders’ equity	2,119	2,060	2,025	1,994	1,948	9	2,068	1,763	17
Common shares - basic (thousands)	87,211	87,289	87,322	87,258	87,129	—	87,274	81,815	7
Common shares - diluted (thousands)	87,355	87,421	87,466	87,333	87,205	—	87,413	81,876	7

AT PERIOD END ($ in millions)
Loans	$11,191	$11,391	$11,679	$11,371	$11,799	(5)	$11,191	$11,799	(5)
Investment securities	5,335	4,928	4,332	3,645	3,089	73	5,335	3,089	73
Total assets	19,481	18,896	18,557	17,794	17,153	14	19,481	17,153	14
Deposits	16,865	16,328	15,993	15,232	14,603	15	16,865	14,603	15
Shareholders’ equity	2,122	2,086	2,031	2,008	1,967	8	2,122	1,967	8
Common shares outstanding (thousands)	86,559	86,665	86,777	86,675	86,611	—	86,559	86,611	—

(1)	Excludes merger-related and other charges.
(2)	Net income less preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).
(3)	Excludes effect of acquisition related intangibles and associated amortization.
(4)	Annualized.
(5)	Excludes income tax expense and provision for credit losses.

UNITED COMMUNITY BANKS, INC.

Non-GAAP Performance Measures Reconciliation

Selected Financial Information

	2021			2020		For the Nine Months Ended September 30,
(in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2021	2020

Expense reconciliation
Expenses (GAAP)	$96,749	$95,540	$95,194	$106,490	$95,981	$287,483	$261,499
Merger-related and other charges	(1,437)	(1,078)	(1,543)	(2,452)	(3,361)	(4,058)	(4,566)
Expenses - operating	$95,312	$94,462	$93,651	$104,038	$92,620	$283,425	$256,933

Net income reconciliation
Net income (GAAP)	$73,816	$70,260	$73,706	$59,502	$47,607	$217,782	$104,587
Merger-related and other charges	1,437	1,078	1,543	2,452	3,361	4,058	4,566
Income tax benefit of merger-related and other charges	(328)	(246)	(335)	(552)	(519)	(909)	(788)
Net income - operating	$74,925	$71,092	$74,914	$61,402	$50,449	$220,931	$108,365

Net income to pre-tax pre-provision income reconciliation
Net income (GAAP)	$73,816	$70,260	$73,706	$59,502	$47,607	$217,782	$104,587
Income tax expense	21,603	22,005	20,150	17,871	11,755	63,758	27,485
(Release of) provision for credit losses	(11,034)	(13,588)	(12,281)	2,907	21,793	(36,903)	77,527
Pre-tax pre-provision income	$84,385	$78,677	$81,575	$80,280	$81,155	$244,637	$209,599

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$0.82	$0.78	$0.82	$0.66	$0.52	$2.42	$1.25
Merger-related and other charges, net of tax	0.01	0.01	0.01	0.02	0.03	0.03	0.04
Diluted income per common share - operating	$0.83	$0.79	$0.83	$0.68	$0.55	$2.45	$1.29

Book value per common share reconciliation
Book value per common share (GAAP)	$23.25	$22.81	$22.15	$21.90	$21.45	$23.25	$21.45
Effect of goodwill and other intangibles	(4.57)	(4.32)	(4.32)	(4.34)	(4.36)	(4.57)	(4.36)
Tangible book value per common share	$18.68	$18.49	$17.83	$17.56	$17.09	$18.68	$17.09

Return on tangible common equity reconciliation
Return on common equity (GAAP)	14.26%	14.08%	15.37%	12.36%	10.06%	14.55%	8.11%
Merger-related and other charges, net of tax	0.22	0.17	0.26	0.41	0.63	0.22	0.29
Return on common equity - operating	14.48	14.25	15.63	12.77	10.69	14.77	8.40
Effect of goodwill and other intangibles	3.75	3.56	4.05	3.46	2.83	3.78	2.36
Return on tangible common equity - operating	18.23%	17.81%	19.68%	16.23%	13.52%	18.55%	10.76%

Return on assets reconciliation
Return on assets (GAAP)	1.48%	1.46%	1.62%	1.30%	1.07%	1.52%	0.93%
Merger-related and other charges, net of tax	0.02	0.02	0.03	0.04	0.07	0.02	0.04
Return on assets - operating	1.50%	1.48%	1.65%	1.34%	1.14%	1.54%	0.97%

Return on assets to return on assets- pre-tax pre-provision reconciliation
Return on assets (GAAP)	1.48%	1.46%	1.62%	1.30%	1.07%	1.52%	0.93%
Income tax expense	0.45	0.47	0.46	0.40	0.28	0.45	0.26
(Release of) provision for credit losses	(0.23)	(0.29)	(0.28)	0.07	0.51	(0.26)	0.70
Return on assets - pre-tax, pre-provision	1.70	1.64	1.80	1.77	1.86	1.71	1.89
Merger-related and other charges	0.03	0.03	0.03	0.05	0.07	0.03	0.04
Return on assets - pre-tax pre-provision, excluding merger-related and other charges	1.73%	1.67%	1.83%	1.82%	1.93%	1.74%	1.93%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	53.11%	54.53%	53.55%	56.73%	54.14%	53.72%	55.30%
Merger-related and other charges	(0.78)	(0.61)	(0.87)	(1.31)	(1.90)	(0.75)	(0.96)
Efficiency ratio - operating	52.33%	53.92%	52.68%	55.42%	52.24%	52.97%	54.34%

Tangible common equity to tangible assets reconciliation
Equity to total assets (GAAP)	10.89%	11.04%	10.95%	11.29%	11.47%	10.89%	11.47%
Effect of goodwill and other intangibles	(1.87)	(1.82)	(1.86)	(1.94)	(2.02)	(1.87)	(2.02)
Effect of preferred equity	(0.49)	(0.51)	(0.52)	(0.54)	(0.56)	(0.49)	(0.56)
Tangible common equity to tangible assets	8.53%	8.71%	8.57%	8.81%	8.89%	8.53%	8.89%

Allowance for credit losses - loans to loans reconciliation
Allowance for credit losses - loans to loans (GAAP)	0.89%	0.98%	1.09%	1.20%	1.14%	0.89%	1.14%
Effect of PPP loans	0.01	0.04	0.09	0.08	0.14	0.01	0.14
Allowance for credit losses - loans to loans, excluding PPP loans	0.90%	1.02%	1.18%	1.28%	1.28%	0.90%	1.28%

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Loan Portfolio Composition at Period-End

	2021			2020		Linked	Year over
(in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Quarter Change	Year Change
LOANS BY CATEGORY
Owner occupied commercial RE	$2,149	$2,149	$2,107	$2,090	$2,009	$—	$140
Income producing commercial RE	2,542	2,550	2,599	2,541	2,493	(8)	49
Commercial & industrial	1,729	1,762	1,760	1,853	1,788	(33)	(59)
Paycheck protection program	150	472	883	646	1,317	(322)	(1,167)
Commercial construction	947	927	960	967	987	20	(40)
Equipment financing	1,017	969	913	864	823	48	194
Total commercial	8,534	8,829	9,222	8,961	9,417	(295)	(883)
Residential mortgage	1,533	1,473	1,362	1,285	1,270	60	263
Home equity lines of credit	661	661	679	697	707	—	(46)
Residential construction	321	289	272	281	257	32	64
Consumer	142	139	144	147	148	3	(6)
Total loans	$11,191	$11,391	$11,679	$11,371	$11,799	$(200)	$(608)

LOANS BY MARKET (1)
North Georgia	$961	$962	$982	$955	$945	$(1)	$16
Atlanta	1,930	1,938	1,953	1,889	1,853	(8)	77
North Carolina	1,427	1,374	1,326	1,281	1,246	53	181
Coastal Georgia	621	605	597	617	614	16	7
Gainesville	220	224	222	224	229	(4)	(9)
East Tennessee	383	394	398	415	420	(11)	(37)
South Carolina	2,145	2,107	1,997	1,947	1,870	38	275
Florida	1,113	1,141	1,160	1,435	1,453	(28)	(340)
Commercial Banking Solutions	2,391	2,646	3,044	2,608	3,169	(255)	(778)
Total loans	$11,191	$11,391	$11,679	$11,371	$11,799	$(200)	$(608)

(1)	Certain loans previously included in the Florida geographic market were reclassified to Commercial Banking Solutions following Seaside’s core systems conversion in the first quarter of 2021.

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Credit Quality

	2021
(in thousands)	Third Quarter	Second Quarter	First Quarter
NONACCRUAL LOANS
Owner occupied RE	$4,945	$6,128	$7,908
Income producing RE	13,462	13,100	13,740
Commercial & industrial	8,507	8,563	13,864
Commercial construction	1,202	1,229	1,984
Equipment financing	1,845	1,771	2,171
Total commercial	29,961	30,791	39,667
Residential mortgage	13,222	13,485	14,050
Home equity lines of credit	1,364	1,433	1,707
Residential construction	260	307	322
Consumer	116	107	154
Total	$44,923	$46,123	$55,900

	2021
	Third Quarter		Second Quarter		First Quarter
(in thousands)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied RE	$(93)	(0.02)%	$(103)	(0.02)%	$767	0.15%
Income producing RE	45	0.01	(213)	(0.03)	37	0.01
Commercial & industrial	(91)	(0.02)	60	0.01	(2,806)	(0.45)
Commercial construction	(123)	(0.05)	(293)	(0.12)	22	0.01
Equipment financing	512	0.21	301	0.13	1,511	0.70
Total commercial	250	0.01	(248)	(0.01)	(469)	(0.02)
Residential mortgage	51	0.01	(194)	(0.05)	92	0.03
Home equity lines of credit	(102)	(0.06)	(112)	(0.07)	(73)	(0.04)
Residential construction	(37)	(0.05)	(33)	(0.05)	(60)	(0.09)
Consumer	389	1.11	131	0.37	205	0.58
Total	$551	0.02	$(456)	(0.02)	$(305)	(0.01)

(1)	Annualized.

UNITED COMMUNITY BANKS, INC.

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	September 30, 2021	December 31, 2020
ASSETS
Cash and due from banks	$131,785	$148,896
Interest-bearing deposits in banks	1,686,008	1,459,723
Cash and cash equivalents	1,817,793	1,608,619
Debt securities available-for-sale	4,251,436	3,224,721
Debt securities held-to-maturity (fair value $1,079,925 and $437,193)	1,083,324	420,361
Loans held for sale at fair value	68,424	105,433
Loans and leases held for investment	11,191,037	11,370,815
Less allowance for credit losses - loans and leases	(99,620)	(137,010)
Loans and leases, net	11,091,417	11,233,805
Premises and equipment, net	225,350	218,489
Bank owned life insurance	204,282	201,969
Accrued interest receivable	41,561	47,672
Net deferred tax asset	37,617	38,411
Derivative financial instruments	53,296	86,666
Goodwill and other intangible assets, net	400,994	381,823
Other assets	205,663	226,405
Total assets	$19,481,157	$17,794,374
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$6,492,519	$5,390,291
NOW and interest-bearing demand	3,699,951	3,346,490
Money market	3,904,927	3,550,335
Savings	1,144,065	950,854
Time	1,440,160	1,704,290
Brokered	183,795	290,098
Total deposits	16,865,417	15,232,358
Long-term debt	247,139	326,956
Derivative financial instruments	26,065	29,003
Accrued expenses and other liabilities	220,178	198,527
Total liabilities	17,358,799	15,786,844
Shareholders' equity:
Preferred stock; $1 par value; 10,000,000 shares authorized; Series I, $25,000 per share liquidation preference; 4,000 shares issued and outstanding	96,422	96,422
Common stock, $1 par value; 200,000,000 and 150,000,000 shares authorized, respectively; 86,558,647 and 86,675,279 shares issued and outstanding, respectively	86,559	86,675
Common stock issuable; 588,258 and 600,834 shares	11,098	10,855
Capital surplus	1,631,709	1,638,999
Retained earnings	298,503	136,869
Accumulated other comprehensive (loss) income	(1,933)	37,710
Total shareholders' equity	2,122,358	2,007,530
Total liabilities and shareholders' equity	$19,481,157	$17,794,374

UNITED COMMUNITY BANKS, INC.

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Interest revenue:
Loans, including fees	$128,477	$126,936	$382,261	$352,861
Investment securities, including tax exempt of $2,280 and $1,895 and $6,685 and $4,988, respectively	18,540	14,558	51,530	47,567
Deposits in banks and short-term investments	658	279	1,235	1,497
Total interest revenue	147,675	141,773	435,026	401,925

Interest expense:
Deposits:
NOW and interest-bearing demand	1,290	1,634	4,158	6,240
Money market	1,119	3,017	4,278	10,969
Savings	55	47	157	121
Time	678	4,300	3,388	18,014
Deposits	3,142	8,998	11,981	35,344
Short-term borrowings	—	29	2	31
Long-term debt	3,494	4,292	11,564	10,186
Total interest expense	6,636	13,319	23,547	45,561
Net interest revenue	141,039	128,454	411,479	356,364
(Release of) provision for credit losses	(11,034)	21,793	(36,903)	77,527
Net interest revenue after provision for credit losses	152,073	106,661	448,382	278,837

Noninterest income:
Service charges and fees	9,350	8,260	25,255	23,893
Mortgage loan gains and other related fees	13,828	25,144	47,536	57,113
Wealth management fees	5,554	3,055	12,881	6,019
Gains from sales of other loans, net	2,353	1,175	7,506	3,889
Securities gains, net	—	746	41	746
Other	9,010	10,302	27,422	23,074
Total noninterest income	40,095	48,682	120,641	114,734
Total revenue	192,168	155,343	569,023	393,571

Noninterest expenses:
Salaries and employee benefits	60,458	59,067	180,457	162,236
Communications and equipment	7,368	6,960	21,979	19,462
Occupancy	7,096	7,050	21,130	18,709
Advertising and public relations	1,458	1,778	4,150	5,312
Postage, printing and supplies	1,731	1,703	5,171	4,986
Professional fees	5,347	5,083	14,509	14,003
Lending and loan servicing expense	2,450	3,043	8,508	8,525
Outside services - electronic banking	2,308	1,888	6,811	5,516
FDIC assessments and other regulatory charges	1,723	1,346	5,520	4,388
Amortization of intangibles	1,028	1,099	2,942	3,126
Merger-related and other charges	1,437	3,361	4,058	4,566
Other	4,345	3,603	12,248	10,670
Total noninterest expenses	96,749	95,981	287,483	261,499
Income before income taxes	95,419	59,362	281,540	132,072
Income tax expense	21,603	11,755	63,758	27,485
Net income	73,816	47,607	217,782	104,587
Preferred stock dividends	1,719	1,814	5,157	1,814
Undistributed earnings allocated to participating securities	448	356	1,342	779
Net income available to common shareholders	$71,649	$45,437	$211,283	$101,994

Net income per common share:
Basic	$0.82	$0.52	$2.42	$1.25
Diluted	0.82	0.52	2.42	1.25
Weighted average common shares outstanding:
Basic	87,211	87,129	87,274	81,815
Diluted	87,355	87,205	87,413	81,876

Average Consolidated Balance Sheets and Net Interest Analysis

For the Three Months Ended September 30,

	2021			2020
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$11,204,653	$128,185	4.54%	$11,644,202	$126,342	4.32%
Taxable securities (3)	4,738,860	16,260	1.37	2,499,649	12,663	2.03
Tax-exempt securities (FTE) (1)(3)	383,196	3,061	3.20	249,959	2,544	4.07
Federal funds sold and other interest-earning assets	1,751,222	1,185	0.27	1,321,445	1,132	0.34
Total interest-earning assets (FTE)	18,077,931	148,691	3.27	15,715,255	142,681	3.61

Noninterest-earning assets:
Allowance for credit losses	(111,952)			(128,581)
Cash and due from banks	124,360			135,949
Premises and equipment	228,556			216,326
Other assets (3)	1,002,810			1,074,529
Total assets	$19,321,705			$17,013,478

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$3,594,670	1,290	0.14	$2,890,735	1,634	0.22
Money market	4,010,720	1,119	0.11	3,501,781	3,017	0.34
Savings	1,120,843	55	0.02	864,849	47	0.02
Time	1,466,821	609	0.16	1,933,764	4,127	0.85
Brokered time deposits	63,917	69	0.43	96,198	173	0.72
Total interest-bearing deposits	10,256,971	3,142	0.12	9,287,327	8,998	0.39
Federal funds purchased and other borrowings	—	—	—	4,405	2	0.18
Federal Home Loan Bank advances	54	—	—	2,818	27	3.81
Long-term debt	257,139	3,494	5.39	327,017	4,292	5.22
Total borrowed funds	257,193	3,494	5.39	334,240	4,321	5.14
Total interest-bearing liabilities	10,514,164	6,636	0.25	9,621,567	13,319	0.55

Noninterest-bearing liabilities:
Noninterest-bearing deposits	6,379,969			5,172,999
Other liabilities	308,551			270,451
Total liabilities	17,202,684			15,065,017
Shareholders' equity	2,119,021			1,948,461
Total liabilities and shareholders' equity	$19,321,705			$17,013,478

Net interest revenue (FTE)		$142,055			$129,362
Net interest-rate spread (FTE)			3.02%			3.06%
Net interest margin (FTE) (4)			3.12%			3.27%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $39.6 million and $77.0 million in 2021 and 2020, respectively, are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net interest revenue divided by average interest-earning assets.

Average Consolidated Balance Sheets and Net Interest Analysis

For the Nine Months Ended September 30,

	2021			2020
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$11,417,285	$380,765	4.46%	$10,087,630	$351,536	4.65%
Taxable securities (3)	4,206,099	44,845	1.42	2,362,674	42,579	2.40
Tax-exempt securities (FTE) (1)(3)	381,323	8,979	3.14	197,231	6,699	4.53
Federal funds sold and other interest-earning assets	1,468,487	3,462	0.31	850,722	3,621	0.57
Total interest-earning assets (FTE)	17,473,194	438,051	3.35	13,498,257	404,435	4.00

Non-interest-earning assets:
Allowance for loan losses	(127,793)			(96,235)
Cash and due from banks	138,973			134,354
Premises and equipment	225,021			217,551
Other assets (3)	1,007,669			964,511
Total assets	$18,717,064			$14,718,438

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$3,452,206	4,158	0.16	$2,583,911	6,240	0.32
Money market	3,853,907	4,278	0.15	2,797,350	10,969	0.52
Savings	1,064,045	157	0.02	788,681	121	0.02
Time	1,551,934	3,096	0.27	1,860,597	17,435	1.25
Brokered time deposits	67,794	292	0.58	102,502	579	0.75
Total interest-bearing deposits	9,989,886	11,981	0.16	8,133,041	35,344	0.58
Federal funds purchased and other borrowings	41	—	—	1,611	3	0.25
Federal Home Loan Bank advances	1,117	2	0.24	1,001	28	3.74
Long-term debt	286,347	11,564	5.40	256,218	10,186	5.31
Total borrowed funds	287,505	11,566	5.38	258,830	10,217	5.27
Total interest-bearing liabilities	10,277,391	23,547	0.31	8,391,871	45,561	0.73

Noninterest-bearing liabilities:
Noninterest-bearing deposits	6,059,680			4,356,484
Other liabilities	311,749			206,904
Total liabilities	16,648,820			12,955,259
Shareholders' equity	2,068,244			1,763,179
Total liabilities and shareholders' equity	$18,717,064			$14,718,438

Net interest revenue (FTE)		$414,504			$358,874
Net interest-rate spread (FTE)			3.04%			3.27%
Net interest margin (FTE) (4)			3.17%			3.55%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $40.3 million and $65.5 million in 2021 and 2020, respectively, are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQGS: UCBI) provides a full range of banking, wealth management and mortgage services for relationship-oriented consumers and business owners. The company, known as “The Bank That SERVICE Built,” has been recognized nationally for delivering award-winning service. At September 30, 2021, United had $19.5 billion in assets and 171 offices in Florida, Georgia, North Carolina, South Carolina and Tennessee along with a national SBA lending franchise and a national equipment lending subsidiary. Through its October 1, 2021 acquisition of Aquesta and its wholly-owned banking subsidiary, Aquesta Bank, United added $754 million in assets and nine banking offices in high growth markets in North Carolina. In 2021, J.D. Power ranked United highest in customer satisfaction with retail banking in the Southeast, marking seven out of the last eight years United earned the coveted award. United was also named one of the "Best Banks to Work For" by American Banker in 2020 for the fourth year in a row based on employee satisfaction. Forbes included United in its inaugural list of the World’s Best Banks in 2019 and again in 2020. Forbes also recognized United on its 2021 list of the 100 Best Banks in America for the eighth consecutive year. United also received five Greenwich Excellence Awards in 2020 for excellence in Small Business Banking, including a national award for Overall Satisfaction. Additional information about United can be found at www.ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “pre-tax, pre-provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre-tax, pre-provision, excluding merger-related and other charges,” “return on assets - pre-tax, pre-provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the expected completion date of the Reliant acquisition and the accretive value of each of the Aquesta and Reliant acquisitions to United’s earnings. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Aquesta and Reliant acquisitions may not be realized or take longer than anticipated to be realized, (2) disruption of customer, supplier, employee or other business partner relationships as a result of the Aquesta and Reliant acquisitions, (3) the occurrence of any event, change or other circumstances that could give rise to a delay in closing the Reliant acquisition or the termination of the merger agreement, (4) the failure to obtain the necessary approval by the shareholders of Reliant, (5) the possibility that the costs, fees, expenses and charges related to the acquisitions of Aquesta and Reliant may be greater than anticipated, (6) the ability of United to obtain required governmental approvals of the Reliant acquisition, (7) reputational risk and the reaction of the companies’ customers, suppliers, employees or other business partners to the acquisitions of Aquesta and Reliant, (8) the failure of the closing conditions in the Reliant merger agreement to be satisfied, or any unexpected delay in closing the acquisition, (9) the risks relating to the integration of Aquesta’s and Reliant’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (10) the risk of potential litigation or regulatory action related to the acquisitions of Aquesta and Reliant, (11) the risks associated with United’s pursuit of future acquisitions, (12) the risk of expansion into new geographic or product markets, (13) the dilution caused by United’s issuance of additional shares of its common stock in the acquisitions of Aquesta and Reliant, and (14) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2020, and other documents subsequently filed by United with the United States Securities and Exchange Commission (“SEC”).

Many of these factors are beyond United’s (and in the case of the prospective acquisition of Reliant, Reliant’s) ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United or Reliant to predict their occurrence or how they will affect United or Reliant.

United qualifies all forward-looking statements by these cautionary statements.

IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORS

In connection with the prospective acquisition of Reliant, United has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of Reliant to be sent to Reliant’s shareholders seeking their approval of the merger agreement and merger with United. The registration statement also will contain the prospectus of United to register the shares of United common stock to be issued in connection with the Reliant acquisition. INVESTORS AND SHAREHOLDERS OF RELIANT ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE A PART OF THE REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY UNITED OR RELIANT WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE REGISTRATION STATEMENT AND THOSE OTHER DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNITED, RELIANT AND THE MERGER OF RELIANT AND UNITED.

The registration statement and other documents filed with the SEC may be obtained for free at the SEC’s website (www.sec.gov). You will also be able to obtain these documents, free of charge, from United at the “Investor Relations” section of United’s website at www.ucbi.com or from Reliant at the “Investor Relations” section of Reliant’s website at www.reliantbank.com. Copies of the definitive proxy statement/prospectus will also be made available, free of charge, by contacting United Community Banks, Inc., P.O. Box 398, Blairsville, GA 30514, Attn: Jefferson Harralson, Telephone: (864) 240-6208, or Reliant Bancorp, Inc., 6100 Tower Circle, Suite 120, Franklin, TN 37067, Attn: Jerry Cooksey, Telephone: (615) 221-2020.

This communication is for informational purposes only and does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote or approval with respect to the proposed merger of Reliant with United or otherwise.

PARTICIPANTS IN THE TRANSACTION

United and Reliant, and certain of their respective directors and executive officers, under the rules of the SEC may be deemed to be participants in the solicitation of proxies from Reliant’s shareholders in favor of the approval of the merger agreement and the merger of Reliant and United. Information about the directors and officers of United and their ownership of United common stock can be found in United’s definitive proxy statement in connection with its 2021 annual meeting of shareholders, as filed with the SEC on March 30, 2021, and other documents subsequently filed by United with the SEC. Information about the directors and executive officers of Reliant and their ownership of Reliant’s common stock can be found in Reliant’s definitive proxy statement for its 2021 annual meeting of shareholders, filed with the SEC on April 8, 2021, and other documents subsequently filed by Reliant with the SEC. Additional information regarding the interests of these participants also will be included in the proxy statement/prospectus pertaining to the transaction that is described above. Free copies of this document may be obtained as described above.

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